Original Electronically Transmitted to the Securities and Exchange
                                                  Commission on January 21, 1997

                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933


                                NYNEX CORPORATION

                  Delaware                                 13-3180909
(State or Other Jurisdiction Of             (I.R.S. Employer Identification No.)
Incorporation or Organization)



              1095 Avenue of the Americas, New York, New York 10036
                          Telephone Number 212 395-2121


      NYNEX Corporation Savings and Security Plan (Non-Salaried Employees)
      --------------------------------------------------------------------
                            (Full Title of the Plan)


                                   Mel Meskin
                         Vice President and Comptroller
                                NYNEX Corporation
                           1095 Avenue of the Americas
                            New York, New York 10036
                          Telephone Number 212 395-1020
                          -----------------------------
                     (Name and Address of Agent For Service)

                  Please send copies of all communications to:
                            Morrison DeS. Webb, Esq.
            Executive Vice President , General Counsel and Secretary
                                NYNEX Corporation
                           1095 Avenue of the Americas
                            New York, New York 10036

                                   ----------

                         CALCULATION OF REGISTRATION FEE
================================================================================================================
       Title of                                     Proposed maximum      Proposed maximum         Amount of
 securities to be             Amount to be           offering price      aggregate offering       registration
    registered                 registered             per share(1)            price(1)                fee
----------------------------------------------------------------------------------------------------------------
Common Stock (2)--par
value $1 per share              800,000                  $48.38             $38,704,000             $11,728.48
================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(h) based upon the average of the high and low prices per share of Common Stock of NYNEX Corporation as quoted on the New York Stock Exchange -- Composite Transactions listing for January 13, 1997.

(2) Includes Junior Participating Preferred Stock and related purchase rights, which prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.

In addition, pursuant to Rule 416 (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein also relates to Registration Statement Nos. 2-94110, 33-16570, 33-27802 and 33-51897, previously filed by the Registrant on Form S-8 and declared effective on November 25, 1986, August 20, 1987, March 28, 1989 and January 13, 1994, respectively. This Registration Statement is a new Registration Statement and also constitutes Post-Effective Amendment No. 4 to Registration Statement No. 2-94110, Post-Effective Amendment No. 3 to Registration Statement No. 33-16570, Post-Effective Amendment No. 2 to Registration Statement No. 33-27802 and Post-Effective Amendment No. 1 to Registration Statement No. 33-51897.

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

The following documents filed by NYNEX Corporation ("NYNEX"), File No. 1-8608, with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

      (1) NYNEX's Annual Report on Form 10-K for the year ended December 31, 1995 filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which incorporates by reference certain information, including NYNEX's 1995 consolidated financial statements contained in its 1995 Annual Report to Stockholders;

      (2) NYNEX's Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1996;

      (3) NYNEX's Current Reports on Form 8-K, date of reports April 21, July 2, and October 22, 1996, filed with the SEC on April 23, 1996, July 3, 1996 and October 24, 1996, respectively;

      (4) NYNEX Corporation Savings and Security Plan (Non-Salaried Employees) Annual Report on Form 11-K for the year ended December 31, 1995; and

      (5) The description of NYNEX's Common Stock on Form 10 dated November 15, 1983, and Form 8-A dated October 20, 1989, as amended by Form 8-A/A dated April 28, 1994.


         All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to termination of the offering shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

        The consolidated financial statements incorporated by reference in NYNEX's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon incorporated herein by reference (which reports include an explanatory paragraph stating that in the second quarter of 1995, NYNEX discontinued accounting for the operations of its telephone subsidiaries in accordance with Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," and in the fourth quarter of 1993, adopted Statement of Financial Standards No. 112, "Employers' Accounting for Postemployment Benefits," retroactive to January 1, 1993.) Such consolidated financial statements of NYNEX are incorporated herein by reference or included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

         The legality of the securities offered hereby will be passed upon for NYNEX by Morrison DeS. Webb, Executive Vice President and General Counsel.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Section 145, as amended, of the Delaware General Corporation Law provides that a Delaware corporation may indemnify, among others, its officers, directors, employees and agents under the circumstances described in the statute. Article 9, as amended May 6, 1987, of the Restated Certificate of Incorporation of NYNEX provides for indemnification of NYNEX directors and officers as follows:

                  "9.1 The corporation shall indemnify any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that he or she (a) is or was a director or officer of the corporation or, (b) as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent, partner or trustee (or in any similar position) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized or permitted by the General Corporation Law of Delaware and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or in connection with any appeal thereof; provided, however, that, except as provided in Section 9.2 of this Article with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the Board of Directors. Such right to indemnification shall include the right to payment by the corporation of expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article or otherwise.

                  9.2 Any indemnification or advancement of expenses required under this Article shall be made promptly, and in any event within sixty days, upon the written request of the person entitled thereto. If a determination by the corporation that the person is entitled to indemnification pursuant to this Article is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved such request. If the corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within sixty days, the right to indemnification and advancement of expenses as granted by this Article shall be enforceable by the person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Article where the required undertaking has been received by the corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor the fact that there has been an actual determination by the corporation (including the Board of Directors, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  9.3 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article 9 shall not affect any obligations of the corporation or any rights regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

                  9.4 The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article, the General Corporation Law of Delaware or otherwise.

                  9.5 If this Article or any portion thereof shall be
              invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer of the corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated, by the General Corporation Law of Delaware or by any other applicable law."

              Substantially identical indemnification provisions are contained in NYNEX's By-Laws.

              The directors and officers of NYNEX are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by NYNEX.

Item 8.           Exhibits.
                  ---------

                  The following documents are filed as Exhibits hereto:
Exhibit
Number
------

    5 Opinion of Morrison DeS. Webb, Executive Vice President and General Counsel, NYNEX Corporation, as to the legality of the securities being registered.

   23-a           Consent of Coopers & Lybrand L.L.P., independent accountants.

   23-b Consent of Morrison DeS. Webb, Executive Vice President and General Counsel, NYNEX Corporation, filed as Exhibit 5.

   24 Powers of Attorney executed by Officers and Directors who signed this Registration Statement.

         The undersigned registrant hereby undertakes that it will submit the Plan, and any amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes thereto required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.           Undertakings.
                  -------------

     (a)          The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                         (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


                  Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                 Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and the State of New York on the 21st day of January, 1997.


                                               NYNEX Corporation

                                               By /s/ Mel Meskin
                                                  --------------
                                                  (Mel Meskin, Vice President
                                                     and Comptroller)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officer:
     Ivan G. Seidenberg*
  Chairman of the Board and
   Chief Executive Officer

Principal Financial Officer:
       Frederic V. Salerno*
    Vice Chairman - Finance
  and Business Development

Principal Accounting Officer:
        Mel Meskin
Vice President and Comptroller
                                               *By /s/ Mel Meskin
                                                   --------------
                                                   (Mel Meskin, as attorney-in-
                                                   fact and on his own behalf as
                                                   Principal Accounting Officer)

Directors:
     John Brademas*
     R. L. Carrion*
     J.R. de Vink*
     Stanley P. Goldstein*
     Helene L. Kaplan*                              January 21, 1997
     Elizabeth T. Kennan*
     Edward E. Phillips*
     Hugh B. Price*
     Frederic V. Salerno*
     Ivan G. Seidenberg*
     Walter V. Shipley*
     John R. Stafford*

                                   SIGNATURES

The Plan


       Pursuant to the requirements of the Securities Act of 1933, the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees) has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and the State of New York on the 21st day of January, 1997.


                        NYNEX Corporation Savings and
                        Security Plan (Non-Salaried Employees)

                        By the Employees' Benefit Committee of NYNEX Corporation



                        By:  /s/ Donald J. Sacco
                             -------------------
                             Donald J. Sacco, Chairman